Exhibit 1.01

Conflict Minerals Report of Gentherm Incorporated

This Conflict Minerals Report of Gentherm Incorporated (“Gentherm”, “we”, “us”, “our” or the “Company”) covers the reporting period from January 1 to December 31, 2023. This report was prepared in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended.

Business Overview

Gentherm Incorporated is the global market leader of innovative thermal management and pneumatic comfort technologies for the automotive industry and a leader in medical patient temperature management. Automotive products include variable temperature Climate Control Seats®, heated automotive interior systems (including heated seats, steering wheels, armrests and other components), battery performance solutions, cable systems, lumbar and massage comfort solutions, fuel management valves and other valves for brake and engine systems, and other electronic devices. Our automotive products can be found on vehicles manufactured by nearly all the major automotive original equipment manufacturers operating in North America and Europe, and several major original equipment manufacturers in Asia. We operate in locations aligned with our major customers’ product strategies to provide locally enhanced design, integration and production capabilities. Medical products include patient temperature management systems.

In July 2022, Gentherm completed the acquisition of Jiangmen Dacheng Medical Equipment Co. Ltd, and in August 2022, Gentherm completed the acquisition of Alfmeier Präzision SE. In accordance with Instruction 3 to Item 1.01 of Form SD, the products and related activities of these acquired entities are excluded from this report.

The products that the Company manufactured or contracted to have manufactured in 2023 that it determined contain or may contain any 3TG (as defined below) are listed below (the “Covered Products”).

•	Automotive Passenger Climate Comfort and Convenience Products:

•	Heater Mats

•	Air Moving Devices

•	Thermoelectric Modules

•	Electronic Control Modules

•	Thermal Cup Holders and Bins

•	Battery Performance Systems:

•	Thermoelectric Cooling Modules

•	Battery Heaters

•	Battery Cell Connecting Boards

•	Wiring Harnesses and Cables

•	Electronics and Medical Products:

•	Printed Circuit Boards

•	Patient Thermal Management Devices

•	Cardiovascular Heater/Cooler Devices

Due Diligence Framework and Overview

We undertook due diligence on the source and chain of custody of the tantalum, tin, tungsten, and gold (“Conflict Minerals” or “3TG”) that are necessary to the functionality or production of products manufactured or contracted to be manufactured by us. We designed our due diligence to conform to an internationally recognized due diligence framework, the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, and related supplements (“OECD Framework”).

The OECD Framework divides the entire Conflict Mineral supply chain into upstream and downstream entities. An upstream entity is within the Conflict Mineral supply chain from the mine to the smelter or refiner and includes miners, local traders, and exporters from the country of mineral origin, international concentrate traders, mineral processors, smelters, and refiners. A downstream entity is within the Conflict Mineral supply chain from when the mineral leaves the smelter or refiner to when it arrives at the retailer and includes metal traders and exchanges, component manufacturers, product manufacturers, original equipment manufacturers, and retailers.

The Company is a downstream entity and is typically several tiers removed from the smelter or refiner and the origin of the Conflict Minerals present in our supply chain for Covered Products. We have limited visibility beyond our direct suppliers to entities within the supply chain. Therefore, we rely principally on our direct suppliers to provide us with sourcing information for the Conflict Minerals present in their supply chain.

We conduct a portion of our due diligence using tools and relying on information provided by the Responsible Minerals Initiative (“RMI”), an industry group that works to address Conflict Minerals issues within supply chains. We use the Conflict Minerals Reporting Template (“CMRT”) to facilitate the collection of information on the source of Conflict Minerals. We also rely on RMI’s Responsible Minerals Assurance Process (“RMAP”), which uses an independent third-party assessment of smelter and refiner management systems and sourcing practices for Conflict Minerals to validate conformance with RMAP standards.

Due Diligence Process

The OECD Framework provides a five-step framework for risk-based due diligence in the Conflict Mineral supply chain. Set forth below, we disclose the actions we took to exercise due diligence under this framework for the sourcing of Conflict Minerals we used or may have used when manufacturing or contracting to manufacture the Covered Products.

Step 1 - Establish strong company management systems

•

Gentherm communicated to our suppliers and the public a formal Company policy (“Conflict Minerals Policy”) regarding its commitment to avoid the use of Conflict Minerals that directly or indirectly finance or benefit armed groups in the Democratic Republic of Congo or an adjoining country (collectively, the “Covered Countries”). The Conflict Minerals Policy is publicly available on our corporate website:

https://ir.gentherm.com/corporate-governance/policies-reports

•

Gentherm’s standard purchasing Terms and Conditions require compliance with all statutory legal requirements currently in effect or as may be implemented from time to time relating to its products, including the Covered Products, and are available on our corporate website:

https://gentherm.com/en/automotive/automotive-resource-center/

•

The Company structured an internal management and support system (“Conflict Minerals Leadership Team”), made up of a cross-section of senior management, which has oversight and ownership of the Conflict Minerals Policy. Gentherm also assembled a cross-functional internal working group to implement our Conflict Minerals Policy, determine program scope and process, collect and review supplier submissions and information and address the implementation and progress of our due diligence efforts. This working group includes representation from the Company’s Purchasing, Legal, Compliance, Finance, Engineering, Quality, and Sales/Program Management teams.

•

The Company subscribed to a Conflict Minerals Platform (“iPoint”), an on-demand software solution that enables the Company to collect, manage, aggregate, validate, and report Conflict Minerals information. Furthermore, iPoint performs an automated assessment of the applicable smelter and refiner list and the completeness and accuracy of the CMRT responses, which we utilize as part of our own assessment of CMRT responses.

•

The Company adopted the CMRT as our primary means of collecting data from our In-Scope Suppliers (as defined below). We encourage these suppliers to use the most current CMRT when reporting to us and obtaining information from their supply chain.

Step 2 - Identify and assess risks in the supply chain

•

Gentherm has instituted Conflict Minerals reporting requirements as part of our suppliers’ contractual obligations through our onboarding process, and we have encouraged our suppliers to extend the same obligations to their supply chain.

•

The Company conducted a survey of our In-Scope Suppliers using iPoint and/or the CMRT to identify the smelters and refiners in our supply chain for Covered Products. The Company also undertook reasonable efforts to obtain and review additional information on responses that were incomplete, unclear, or inconsistent.

•

For In-Scope Suppliers that are distributors and cannot legally report on behalf of their supply chain, we asked that they issue a statement regarding their company’s position on Conflict Minerals. Additionally, such suppliers can supplement their statement with CMRTs that have been submitted by their supply chain.

Step 3 - Design and implement a strategy to respond to identified risks

•	The Company’s Conflict Minerals working group reported findings of supply chain risk to the appropriate leadership, including the Conflict Minerals Leadership Team.

•

The Conflict Minerals Leadership Team implemented reasonable procedures to address certain In-Scope Suppliers who did not respond to initial requests. These procedures included follow-up requests, communication involving buyers and purchasing leadership, management escalation, and direct communication including emails and phone calls.

•

Gentherm adopted a supplier escalation process in accordance with the Conflict Minerals Policy, with the intention to discontinue business if it determined that a supplier purchased 3TG that directly or indirectly financed or benefitted armed groups in the Covered Countries.

•	The Company reviewed submitted CMRTs and other information for completeness and reasonableness of responses.

Step 4 - Carry out independent third-party audits of supplier’s due diligence practices

•

The Company utilizes, when necessary, the RMI’s RMAP assessments to validate its due diligence in conformance with the OECD Framework. The RMAP confirms if such smelter or refiner has completed an RMAP audit and has maintained good standing with the RMAP’s program and continual validation process. Gentherm works with submitted data and participating In-Scope Suppliers to identify smelters and refiners in the supply chain for Covered Products and encourages In-Scope Suppliers to participate in the program through direct communication and smelter outreach communication.

Step 5 - Report annually on supply chain due diligence

•	Gentherm annually publishes information regarding our supply chain due diligence within our Form SD and Conflict Minerals Report on our website:

https://ir.gentherm.com/financial-information/sec-filings

RCOI and Due Diligence Measures Performed

The Company’s Reasonable Country of Origin Inquiry (“RCOI”) was designed to determine whether the Conflict Minerals, which are necessary to the functionality or production of a product manufactured (or contracted to be manufactured) by the Company, originated in the Covered Countries. The Company performed a good faith, risk-based, global scoping exercise to identify suppliers of Covered Products that were considered in-scope and therefore subject to RCOI in the 2023 calendar year. Through communications with these suppliers, the Company attempted to identify smelters and refiners of Conflict Minerals that are or may be utilized in the Covered Products during the reporting period.

The Company’s RCOI and due diligence employed a combination of measures to determine whether the necessary Conflict Minerals in the Covered Products originated from the Covered Countries. The Company identified suppliers of commodity groups with high potential of containing Conflict Minerals. In other cases, the materials supplied were analyzed by other means. All identified first-tier suppliers of Conflict Minerals were surveyed to ascertain for each Conflict Mineral (a) the smelter or refiner where it was processed, (b) its country of origin and (c) the mine or location of origin, using the CMRT and RMAP.

The Company strives for participation of all In-Scope Suppliers but did not receive responses from all of such suppliers and, in some cases, responses were incomplete or did not appear to be accurate, even after reasonable follow-up. Furthermore, the majority of our suppliers that did provide names of smelters and refiners and country of origin information, did so only on an entity-wide basis without distinguishing between 3TG purchased for goods supplied to Gentherm and 3TG purchased for other purposes. Because we did not receive full and complete responses covering products supplied to Gentherm from every supplier in every case, we were unable to determine the country of origin of Conflict Minerals for some of the Covered Products or whether such Conflict Minerals for Covered Products were from recycled or scrap sources.

Smelters and Refiners

Gentherm identified 549 suppliers of Covered Products that were considered in-scope and subject to RCOI in the 2023 calendar year (the “In-Scope Suppliers”). These In-Scope Suppliers covered approximately $490 million, representing over 74%, of our total material spending in 2023. Out-of-scope suppliers included those suppliers providing exclusively products that were evaluated and determined to contain no metallic content or to be of de minimus spend. We received CMRTs or similar supporting data covering over 95% of the in-scope material spend in 2023.

The smelters and refiners that our suppliers identified in the CMRTs submitted to us for this reporting year are provided in a listing in Attachment A to this report. Our submitted supplier CMRTs included two smelters or refiners that were not identified on RMI’s Smelter Reference List or related materials, but are nonetheless included in Attachment A (with Smelter Country noted as “Unknown”). As noted above, the majority of the CMRTs we received from our suppliers were made on an entity-wide basis, rather than on a product-level basis. Therefore, we believe the list of smelters in Attachment A both omits smelters that are in the Company’s supply chain for Covered Products and includes smelters that are not in the Company’s supply chain for Covered Products.

Due Diligence Enhancements

We consider ongoing compliance improvements during each reporting period to (1) increase our ability to determine the country of origin of the Conflict Minerals and the facilities used to mine and refine the Conflict Minerals used in, and necessary to, the functionality or production of our products, including by obtaining more Company-specific product information, and (2) further mitigate the risks that necessary Conflict Minerals contained in the Company’s products finance or benefit armed groups in Covered Countries. Additional steps may include the following:

•

Continue to strengthen our engagement with our suppliers regarding Conflict Minerals, including requiring CMRT information from In-Scope Suppliers and new suppliers for all Gentherm locations, including suppliers from recent acquisitions within a reasonable time.

•	Continue to educate and drive our suppliers to provide current, accurate, and complete information from their supply chain regarding their smelters and refiners of Conflict Minerals.

•

Strengthen engagement with our suppliers by encouraging an open line of communication throughout the year, including involving Gentherm Purchasing and Operations teams to more actively engage our suppliers.

•	Increase our efforts to identify smelters and refiners within our supply chain by evaluating the information received from our suppliers and comparing them with information published by the RMI.

•	Consider transitioning business to suppliers that expressly state that they use smelters conformant with or actively engaged in the RMAP process.

•

Identify opportunities to increase participation with the Automotive Industry Action Group, RMI, and/or other relevant trade associations as appropriate, to define and improve good practices and utilize leverage in our supply chain in accordance with the OECD Framework.

Forward-Looking Statements

Except for historical information contained herein, statements in this Conflict Minerals Report are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The principal forward-looking statements in this Conflict Minerals Report include the Company’s expected or potential changes to its Conflict Minerals program, including its RCOI and due diligence efforts. The forward-looking statements included in this Conflict Minerals Report are made as of the date hereof or as of the date specified herein and are based on management’s reasonable expectations and beliefs. Such statements are subject to a number of important assumptions, risks, uncertainties and other factors that may cause actual results or performance to differ materially from that described in or indicated by the forward-looking statements, including (a) the continued implementation of compliance measures by the Company’s direct and indirect suppliers, (b) global changes in regulatory requirements and geopolitical developments relating to the sourcing of 3TG, (c) a supplier’s responsiveness and cooperation with the Company’s RCOI and due diligence efforts, (d) the Company’s integration of recent acquisitions, (e) the effectiveness and evolving standards of the RMI, OECD and other sources of frameworks, audits, guidance and support, and (f) those factors described under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2023 and subsequent reports filed with or furnished to the Securities and Exchange Commission. Except as required by law, the Company expressly disclaims any obligation or undertaking to update any forward-looking statements to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Attachment A

The Company compiled the following information from CMRTs submitted by its In-Scope Suppliers as part its RCOI and due diligence measures covering all of 2023. The smelter names listed below are based on information made publicly available by the RMI as part of its RMAP conformant assessments as of May 9, 2024. This data includes two smelters or refiners that were listed in submitted supplier CMRTs but were not identified in the RMI Smelter Reference List or related materials and are nonetheless included in Attachment A (with Smelter Country noted as “Unknown”). All smelters or refiners noted with an “*” below have been noted as conformant with or actively engaged with the RMAP process, as of May 9, 2024.

Metal	Smelter Name	Smelter Country
GOLD	8853 S.p.A.	ITALY
GOLD	ABC Refinery Pty Ltd.	AUSTRALIA
GOLD	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA *
GOLD	Advanced Chemical Company	UNITED STATES OF AMERICA *
GOLD	Agosi AG	GERMANY*
GOLD	Aida Chemical Industries Co., Ltd.	JAPAN*
GOLD	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
GOLD	Albino Mountinho Lda.	PORTUGAL
GOLD	Alexy Metals	UNITED STATES OF AMERICA
GOLD	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN*
GOLD	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL*
GOLD	Argor-Heraeus S.A.	SWITZERLAND*
GOLD	Asahi Pretec Corp.	JAPAN*
GOLD	Asahi Refining Canada Ltd.	CANADA*
GOLD	Asahi Refining USA Inc.	UNITED STATES OF AMERICA *
GOLD	Asaka Riken Co., Ltd.	JAPAN*
GOLD	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
GOLD	AU Traders and Refiners	SOUTH AFRICA
GOLD	Augmont Enterprises Private Limited	INDIA
GOLD	Aurubis AG	GERMANY*
GOLD	Bangalore Refinery	INDIA*
GOLD	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES*
GOLD	Boliden Ronnskar	SWEDEN*
GOLD	C. Hafner GmbH + Co. KG	GERMANY*
GOLD	C.I Metales Procesados Industriales SAS	COLOMBIA
GOLD	Caridad	MEXICO
GOLD	CCR Refinery—Glencore Canada Corporation	CANADA*
GOLD	Cendres + Metaux S.A.	SWITZERLAND
GOLD	CGR Metalloys Pvt Ltd.	INDIA
GOLD	Chimet S.p.A.	ITALY*
GOLD	Chugai Mining	JAPAN*
GOLD	Coimpa Industrial LTDA	BRAZIL*
GOLD	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
GOLD	Daye Non-Ferrous Metals Mining Ltd.	CHINA

GOLD	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
GOLD	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
GOLD	DODUCO Contacts and Refining GmbH	GERMANY
GOLD	Dongwu Gold Group	CHINA
GOLD	Dowa	JAPAN*
GOLD	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF *
GOLD	Eco-System Recycling Co., Ltd.	JAPAN
GOLD	Eco-System Recycling Co., Ltd. East Plant	JAPAN*
GOLD	Eco-System Recycling Co., Ltd. North Plant	JAPAN*
GOLD	Eco-System Recycling Co., Ltd. West Plant	JAPAN*
GOLD	Emerald Jewel Industry India Limited (Unit 1)	INDIA
GOLD	Emerald Jewel Industry India Limited (Unit 2)	INDIA
GOLD	Emerald Jewel Industry India Limited (Unit 3)	INDIA
GOLD	Emerald Jewel Industry India Limited (Unit 4)	INDIA
GOLD	Emirates Gold DMCC	UNITED ARAB EMIRATES
GOLD	Fidelity Printers and Refiners Ltd.	ZIMBABWE
GOLD	Fujairah Gold FZC	UNITED ARAB EMIRATES
GOLD	Geib Refining Corporation	UNITED STATES OF AMERICA
GOLD	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA
GOLD	Gold by Gold Colombia	COLOMBIA*
GOLD	Gold Coast Refinery	GHANA
GOLD	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA*
GOLD	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
GOLD	Guangdong Jinding Gold Limited	CHINA
GOLD	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
GOLD	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
GOLD	Heimerle + Meule GmbH	GERMANY*
GOLD	Henan Yuguang Gold & Lead Co., Ltd.	UNKNOWN
GOLD	Heraeus Germany GmbH Co. KG	GERMANY*
GOLD	Heraeus Metals Hong Kong Ltd.	CHINA*
GOLD	Hunan Chenzhou Mining Co., Ltd.	CHINA
GOLD	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
GOLD	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
GOLD	Industrial Refining Company	BELGIUM
GOLD	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA*
GOLD	International Precious Metal Refiners	UNITED ARAB EMIRATES
GOLD	Ishifuku Metal Industry Co., Ltd.	JAPAN*
GOLD	Istanbul Gold Refinery	TURKEY*
GOLD	Italpreziosi	ITALY*
GOLD	JALAN & Company	INDIA
GOLD	Japan Mint	JAPAN*
GOLD	Jiangxi Copper Co., Ltd.	CHINA*
GOLD	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
GOLD	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
GOLD	JSC Uralelectromed	RUSSIAN FEDERATION
GOLD	JX Nippon Mining & Metals Co., Ltd.	JAPAN*

GOLD	K.A. Rasmussen	NORWAY
GOLD	Kaloti Precious Metals	UNITED ARAB EMIRATES
GOLD	Kazakhmys Smelting LLC	KAZAKHSTAN
GOLD	Kazzinc	KAZAKHSTAN*
GOLD	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA *
GOLD	KGHM Polska Miedz Spolka Akcyjna	POLAND*
GOLD	Kojima Chemicals Co., Ltd.	JAPAN*
GOLD	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF *
GOLD	Kundan Care Products Ltd.	INDIA
GOLD	Kyrgyzaltyn JSC	KYRGYZSTAN
GOLD	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
GOLD	L’azurde Company For Jewelry	SAUDI ARABIA
GOLD	Lingbao Gold Co., Ltd.	CHINA
GOLD	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
GOLD	L’Orfebre S.A.	ANDORRA*
GOLD	LS MnM Inc.	KOREA, REPUBLIC OF *
GOLD	LT Metal Ltd.	KOREA, REPUBLIC OF *
GOLD	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
GOLD	Marsam Metals	BRAZIL
GOLD	Materion	UNITED STATES OF AMERICA *
GOLD	Matsuda Sangyo Co., Ltd.	JAPAN*
GOLD	MD Overseas	INDIA
GOLD	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA *
GOLD	Metallix Refining Inc.	UNITED STATES OF AMERICA
GOLD	Metalor Technologies (Hong Kong) Ltd.	CHINA*
GOLD	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE*
GOLD	Metalor Technologies (Suzhou) Ltd.	CHINA*
GOLD	Metalor Technologies S.A.	SWITZERLAND*
GOLD	Metalor USA Refining Corporation	UNITED STATES OF AMERICA *
GOLD	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO*
GOLD	Mitsubishi Materials Corporation	JAPAN*
GOLD	Mitsui Mining and Smelting Co., Ltd.	JAPAN*
GOLD	MKS PAMP SA	SWITZERLAND*
GOLD	MMTC-PAMP India Pvt., Ltd.	INDIA*
GOLD	Modeltech Sdn Bhd	MALAYSIA
GOLD	Morris and Watson	NEW ZEALAND
GOLD	Morris and Watson Gold Coast	AUSTRALIA
GOLD	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
GOLD	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY*
GOLD	Navoi Mining and Metallurgical Combinat	UZBEKISTAN*
GOLD	NH Recytech Company	KOREA, REPUBLIC OF *
GOLD	Nihon Material Co., Ltd.	JAPAN*
GOLD	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA*
GOLD	Ohura Precious Metal Industry Co., Ltd.	JAPAN*
GOLD	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
GOLD	Pease & Curren	UNITED STATES OF AMERICA

GOLD	Penglai Penggang Gold Industry Co., Ltd.	CHINA
GOLD	Planta Recuperadora de Metales SpA	CHILE*
GOLD	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
GOLD	PT Aneka Tambang (Persero) Tbk	INDONESIA*
GOLD	PX Precinox S.A.	SWITZERLAND*
GOLD	QG Refining, LLC	UNITED STATES OF AMERICA
GOLD	Rand Refinery (Pty) Ltd.	SOUTH AFRICA *
GOLD	Refinery of Seemine Gold Co., Ltd.	CHINA
GOLD	REMONDIS PMR B.V.	NETHERLANDS*
GOLD	Royal Canadian Mint	CANADA*
GOLD	SAAMP	FRANCE
GOLD	Sabin Metal Corp.	UNITED STATES OF AMERICA
GOLD	Safimet S.p.A	ITALY
GOLD	SAFINA A.S.	CZECHIA*
GOLD	Sai Refinery	INDIA
GOLD	Sam Precious Metals	UNITED ARAB EMIRATES
GOLD	Samduck Precious Metals	KOREA, REPUBLIC OF
GOLD	Samwon Metals Corp.	KOREA, REPUBLIC OF
GOLD	Sancus ZFS (L’Orfebre, SA)	COLOMBIA
GOLD	SAXONIA Edelmetalle GmbH	GERMANY
GOLD	Sellem Industries Ltd.	MAURITANIA
GOLD	SEMPSA Joyeria Plateria S.A.	SPAIN*
GOLD	Shandong Gold Smelting Co., Ltd.	CHINA*
GOLD	Shandong Humon Smelting Co., Ltd.	CHINA
GOLD	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
GOLD	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA*
GOLD	Shenzhen CuiLu Gold Co., Ltd.	CHINA
GOLD	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
GOLD	Shirpur Gold Refinery Ltd.	INDIA
GOLD	Sichuan Tianze Precious Metals Co., Ltd.	CHINA*
GOLD	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
GOLD	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
GOLD	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA *
GOLD	Sovereign Metals	INDIA
GOLD	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
GOLD	Sudan Gold Refinery	SUDAN
GOLD	Sumitomo Metal Mining Co., Ltd.	JAPAN*
GOLD	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF *
GOLD	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
GOLD	T.C.A S.p.A	ITALY*
GOLD	Tanaka Kikinzoku Kogyo K.K.	JAPAN*
GOLD	Tokuriki Honten Co., Ltd.	JAPAN*
GOLD	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
GOLD	TOO Tau-Ken-Altyn	KAZAKHSTAN*
GOLD	Torecom	KOREA, REPUBLIC OF *
GOLD	TSK Pretech	KOREA, REPUBLIC OF

GOLD	Umicore Brasil Ltda.	BRAZIL
GOLD	Umicore Precious Metals Thailand	THAILAND
GOLD	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM*
GOLD	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA *
GOLD	Universal Precious Metals Refining Zambia	ZAMBIA
GOLD	Valcambi S.A.	SWITZERLAND*
GOLD	Value Trading	BELGIUM
GOLD	WEEEREFINING	FRANCE*
GOLD	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA*
GOLD	WIELAND Edelmetalle GmbH	GERMANY*
GOLD	YAMAKIN CO., LTD.	JAPAN
GOLD	Yokohama Metal Co., Ltd.	JAPAN*
GOLD	Yunnan Copper Industry Co., Ltd.	CHINA
GOLD	Zhongkuang Gold Industry Co., Ltd.	CHINA
GOLD	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA*
TANTALUM	5D Production OU	ESTONIA
TANTALUM	AMG Brasil	BRAZIL*
TANTALUM	Asaka Riken Co., Ltd.	JAPAN
TANTALUM	Changsha South Tantalum Niobium Co., Ltd.	CHINA*
TANTALUM	CP Metals Inc.	UNITED STATES OF AMERICA
TANTALUM	D Block Metals, LLC	UNITED STATES OF AMERICA *
TANTALUM	DUNKIRK SPECIALTY STEEL	UNKNOWN
TANTALUM	Exotech Inc.	UNITED STATES OF AMERICA
TANTALUM	F&X Electro-Materials Ltd.	CHINA*
TANTALUM	FIR Metals & Resource Ltd.	CHINA*
TANTALUM	Global Advanced Metals Aizu	JAPAN*
TANTALUM	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA *
TANTALUM	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA*
TANTALUM	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
TANTALUM	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA*
TANTALUM	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA*
TANTALUM	Jiangxi Tuohong New Raw Material	CHINA*
TANTALUM	Jiujiang Janny New Material Co., Ltd.	CHINA*
TANTALUM	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA*
TANTALUM	Jiujiang Tanbre Co., Ltd.	CHINA*
TANTALUM	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA*
TANTALUM	KEMET Blue Powder	UNITED STATES OF AMERICA
TANTALUM	KEMET de Mexico	MEXICO*
TANTALUM	Materion Newton Inc.	UNITED STATES OF AMERICA *
TANTALUM	Meta Materials	NORTH MACEDONIA
TANTALUM	Metallurgical Products India Pvt., Ltd.	INDIA*
TANTALUM	Mineracao Taboca S.A.	BRAZIL*
TANTALUM	Mitsui Mining and Smelting Co., Ltd.	JAPAN*
TANTALUM	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA*
TANTALUM	NPM Silmet AS	ESTONIA*
TANTALUM	PowerX Ltd.	RWANDA*

TANTALUM	QSIL Metals Hermsdorf GmbH	GERMANY*
TANTALUM	QuantumClean	UNITED STATES OF AMERICA *
TANTALUM	Resind Industria e Comercio Ltda.	BRAZIL*
TANTALUM	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
TANTALUM	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA*
TANTALUM	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
TANTALUM	Taki Chemical Co., Ltd.	JAPAN*
TANTALUM	TANIOBIS Co., Ltd.	THAILAND*
TANTALUM	TANIOBIS GmbH	GERMANY*
TANTALUM	TANIOBIS Japan Co., Ltd.	JAPAN*
TANTALUM	TANIOBIS Smelting GmbH & Co. KG	GERMANY*
TANTALUM	Telex Metals	UNITED STATES OF AMERICA *
TANTALUM	Ulba Metallurgical Plant JSC	KAZAKHSTAN*
TANTALUM	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA*
TANTALUM	XinXing HaoRong Electronic Material Co., Ltd.	CHINA*
TANTALUM	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA*
TIN	Alpha	UNITED STATES OF AMERICA *
TIN	An Vinh Joint Stock Mineral Processing Company	VIET NAM
TIN	Aurubis Beerse	BELGIUM*
TIN	Aurubis Berango	SPAIN*
TIN	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA*
TIN	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA*
TIN	China Tin Group Co., Ltd.	CHINA*
TIN	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
TIN	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL*
TIN	CRM Synergies	SPAIN*
TIN	CV Ayi Jaya	INDONESIA*
TIN	CV Dua Sekawan	INDONESIA
TIN	CV Gita Pesona	INDONESIA
TIN	CV United Smelting	INDONESIA
TIN	CV Venus Inti Perkasa	INDONESIA*
TIN	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
TIN	Dowa	JAPAN*
TIN	DS Myanmar	MYANMAR*
TIN	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
TIN	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF) *
TIN	Estanho de Rondonia S.A.	BRAZIL*
TIN	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL*
TIN	Fenix Metals	POLAND*
TIN	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
TIN	Gejiu Fengming Metallurgy Chemical Plant	CHINA
TIN	Gejiu Kai Meng Industry and Trade LLC	CHINA
TIN	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA*
TIN	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
TIN	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
TIN	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA*

TIN	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
TIN	HuiChang Hill Tin Industry Co., Ltd.	CHINA*
TIN	Huichang Jinshunda Tin Co., Ltd.	CHINA
TIN	Jiangxi New Nanshan Technology Ltd.	CHINA*
TIN	Luna Smelter, Ltd.	RWANDA*
TIN	Ma’anshan Weitai Tin Co., Ltd.	CHINA
TIN	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL*
TIN	Malaysia Smelting Corporation (MSC)	MALAYSIA*
TIN	Melt Metais e Ligas S.A.	BRAZIL
TIN	Metallic Resources, Inc.	UNITED STATES OF AMERICA *
TIN	Mineracao Taboca S.A.	BRAZIL*
TIN	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE *
TIN	Minsur	PERU*
TIN	Mitsubishi Materials Corporation	JAPAN*
TIN	Modeltech Sdn Bhd	MALAYSIA
TIN	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
TIN	Novosibirsk Tin Combine	RUSSIAN FEDERATION
TIN	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND*
TIN	O.M. Manufacturing Philippines, Inc.	PHILIPPINES*
TIN	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF) *
TIN	Pongpipat Company Limited	MYANMAR
TIN	Precious Minerals and Smelting Limited	INDIA*
TIN	PT Aries Kencana Sejahtera	INDONESIA*
TIN	PT Artha Cipta Langgeng	INDONESIA*
TIN	PT ATD Makmur Mandiri Jaya	INDONESIA*
TIN	PT Babel Inti Perkasa	INDONESIA*
TIN	PT Babel Surya Alam Lestari	INDONESIA*
TIN	PT Bangka Prima Tin	INDONESIA*
TIN	PT Bangka Serumpun	INDONESIA*
TIN	PT Bangka Tin Industry	INDONESIA*
TIN	PT Belitung Industri Sejahtera	INDONESIA*
TIN	PT Bukit Timah	INDONESIA*
TIN	PT Cipta Persada Mulia	INDONESIA*
TIN	PT DS Jaya Abadi	INDONESIA
TIN	PT Inti Stania Prima	INDONESIA
TIN	PT Karimun Mining	INDONESIA
TIN	PT Kijang Jaya Mandiri	INDONESIA
TIN	PT Menara Cipta Mulia	INDONESIA*
TIN	PT Mitra Stania Prima	INDONESIA*
TIN	PT Mitra Sukses Globalindo	INDONESIA*
TIN	PT Panca Mega Persada	INDONESIA
TIN	PT Premium Tin Indonesia	INDONESIA*
TIN	PT Prima Timah Utama	INDONESIA*
TIN	PT Putera Sarana Shakti (PT PSS)	INDONESIA*
TIN	PT Rajawali Rimba Perkasa	INDONESIA*
TIN	PT Rajehan Ariq	INDONESIA*

TIN	PT Refined Bangka Tin	INDONESIA*
TIN	PT Sariwiguna Binasentosa	INDONESIA*
TIN	PT Stanindo Inti Perkasa	INDONESIA*
TIN	PT Sukses Inti Makmur (SIM)	INDONESIA*
TIN	PT Sumber Jaya Indah	INDONESIA
TIN	PT Timah Nusantara	INDONESIA*
TIN	PT Timah Tbk Kundur	INDONESIA*
TIN	PT Timah Tbk Mentok	INDONESIA*
TIN	PT Tinindo Inter Nusa	INDONESIA*
TIN	PT Tirus Putra Mandiri	INDONESIA
TIN	PT Tommy Utama	INDONESIA*
TIN	Resind Industria e Comercio Ltda.	BRAZIL*
TIN	Rui Da Hung	TAIWAN, PROVINCE OF CHINA *
TIN	Soft Metais Ltda.	BRAZIL*
TIN	Super Ligas	BRAZIL*
TIN	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM
TIN	Thaisarco	THAILAND*
TIN	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA*
TIN	Tin Technology & Refining	UNITED STATES OF AMERICA *
TIN	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
TIN	VQB Mineral and Trading Group JSC	VIET NAM
TIN	White Solder Metalurgia e Mineracao Ltda.	BRAZIL*
TIN	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA*
TIN	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA*
TUNGSTEN	A.L.M.T Corp.	JAPAN
TUNGSTEN	ACL Metais Eireli	BRAZIL
TUNGSTEN	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
TUNGSTEN	Artek LLC	RUSSIAN FEDERATION
TUNGSTEN	Asia Tungsten Products Vietnam Ltd.	VIET NAM *
TUNGSTEN	China Molybdenum Tungsten Co., Ltd.	CHINA*
TUNGSTEN	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA*
TUNGSTEN	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
TUNGSTEN	Cronimet Brasil Ltda	BRAZIL*
TUNGSTEN	DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF
TUNGSTEN	Fujian Ganmin RareMetal Co., Ltd.	CHINA
TUNGSTEN	Fujian Jinxin Tungsten Co., Ltd.	CHINA
TUNGSTEN	Fujian Xinlu Tungsten Co., Ltd.	CHINA*
TUNGSTEN	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
TUNGSTEN	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
TUNGSTEN	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA*
TUNGSTEN	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA*
TUNGSTEN	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA *
TUNGSTEN	Guangdong Xianglu Tungsten Co., Ltd.	CHINA*
TUNGSTEN	H.C. Starck Tungsten GmbH	GERMANY*
TUNGSTEN	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF
TUNGSTEN	Hubei Green Tungsten Co., Ltd.	CHINA*

TUNGSTEN	Hunan Chenzhou Mining Co., Ltd.	CHINA*
TUNGSTEN	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
TUNGSTEN	Hunan Jintai New Material Co., Ltd.	CHINA
TUNGSTEN	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
TUNGSTEN	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA*
TUNGSTEN	Hydrometallurg, JSC	RUSSIAN FEDERATION
TUNGSTEN	Japan New Metals Co., Ltd.	JAPAN*
TUNGSTEN	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA*
TUNGSTEN	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA*
TUNGSTEN	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
TUNGSTEN	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA*
TUNGSTEN	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA
TUNGSTEN	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA*
TUNGSTEN	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA*
TUNGSTEN	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION
TUNGSTEN	Kennametal Fallon	UNITED STATES OF AMERICA *
TUNGSTEN	Kennametal Huntsville	UNITED STATES OF AMERICA *
TUNGSTEN	KGETS CO., LTD.	KOREA, REPUBLIC OF
TUNGSTEN	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA *
TUNGSTEN	LLC Vostok	RUSSIAN FEDERATION
TUNGSTEN	Malipo Haiyu Tungsten Co., Ltd.	CHINA*
TUNGSTEN	Masan High-Tech Materials	VIET NAM *
TUNGSTEN	Moliren Ltd.	RUSSIAN FEDERATION
TUNGSTEN	Nam Viet Cromit Joint Stock Company	VIET NAM
TUNGSTEN	Niagara Refining LLC	UNITED STATES OF AMERICA *
TUNGSTEN	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
TUNGSTEN	OOO “Technolom” 1	RUSSIAN FEDERATION
TUNGSTEN	OOO “Technolom” 2	RUSSIAN FEDERATION
TUNGSTEN	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES*
TUNGSTEN	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA*
TUNGSTEN	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
TUNGSTEN	TANIOBIS Smelting GmbH & Co. KG	GERMANY*
TUNGSTEN	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
TUNGSTEN	Tungsten Vietnam Joint Stock Company	VIET NAM *
TUNGSTEN	Unecha Refractory metals plant	RUSSIAN FEDERATION
TUNGSTEN	Wolfram Bergbau und Hutten AG	AUSTRIA*
TUNGSTEN	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA*
TUNGSTEN	Xiamen Tungsten Co., Ltd.	CHINA*
TUNGSTEN	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
TUNGSTEN	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
TUNGSTEN	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA